                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JUL-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2A             93-2C             93-2D             93-2E.A
                                                           ----------------  ----------------  ----------------  ----------------

BEGINNING SECURITY BALANCE                                 $  17,405,050.94  $  54,681,364.72  $  31,082,244.06  $  20,992,004.38
  Loans Repurchased                                                    --                --                --                --
  Scheduled Principal Distribution                                30,709.30         97,364.96        342,911.37        218,116.90
  Additional Principal Distribution                                3,038.99         13,837.78         21,810.72         11,115.92
  Liquidations Distribution                                      236,797.37      1,670,517.98        625,760.02        560,007.46
  Accelerated Prepayments                                              --                --                --                --
  Adjustments (Cash)                                                   --                --                --                --
  Adjustments (Non-Cash)                                               --                --                --                --
  Losses/Foreclosures                                                  --                --                --                --
  Special Hazard Account                                               --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                   Ending Security Balance $  17,134,505.28  $  52,899,644.00  $  30,091,761.95  $  20,202,764.10
                                                           ================  ================  ================  ================
INTEREST DISTRIBUTION:
Due Certificate Holders                                    $     108,189.23  $     329,187.47  $     173,176.70  $     114,502.94
Compensating Interest                                                812.27          4,943.83          1,766.78          1,722.81

  Trustee Fee (Tx. Com. Bk.)                                         195.81            683.52            388.53            227.41
  Pool Insurance Premium (PMI Mtg. Ins.)                               --                --                --            4,618.24
  Pool Insurance (GE Mort. Ins.)                                   4,212.02              --            5,004.24              --
  Pool Insurance (United Guaranty Ins.)                                --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                         --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                          826.74              --                --                --
  Bond Manager Fee (Capstead)                                        275.58            683.52            453.28            262.40
  Excess Compensating Interest (Capstead)                              --                --                --                --
  Administrative Fee (Capstead)                                      471.38          2,278.37            971.36            743.46
  Administrative Fee (Other)                                           --                --                --                --
  Excess-Fees                                                          --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                            --                --                --                --
  Other                                                                --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                                Total Fees         5,981.53          3,645.41          6,817.41          5,851.51
                                                           ----------------  ----------------  ----------------  ----------------
 Servicing Fee                                                     5,173.89         14,173.02          8,494.06          5,705.94
 Interest on Accelerated Prepayments                                   --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                               Total Interest Distribution $     120,156.92  $     351,949.73  $     190,254.95  $     127,783.20
                                                           ================  ================  ================  ================

LOAN COUNT                                                               67               215               181               118
WEIGHTED AVERAGE PASS-THROUGH RATE                                 7.515163          7.332618          6.754087          6.644001

                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JUL-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2E.B           93-2G             1995-A            1996-A
                                                           ----------------  ----------------  ----------------  ----------------

BEGINNING SECURITY BALANCE                                 $  64,336,980.06  $  89,429,154.97  $  17,839,918.30  $  13,511,306.16
  Loans Repurchased                                                    --                --                --                --
  Scheduled Principal Distribution                               107,049.32        157,961.41         22,865.03         18,811.73
  Additional Principal Distribution                               12,837.73         41,998.38          1,775.63         (1,306.71)
  Liquidations Distribution                                      943,486.32      2,377,111.93        817,483.06        319,238.20
  Accelerated Prepayments                                              --                --                --                --
  Adjustments (Cash)                                                   --                --                --                --
  Adjustments (Non-Cash)                                               --                --                --                --
  Losses/Foreclosures                                                  --                --                --                --
  Special Hazard Account                                               --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                   Ending Security Balance $  63,273,606.69  $  86,852,083.25  $  16,997,794.58  $  13,174,562.94
                                                           ================  ================  ================  ================

INTEREST DISTRIBUTION:
Due Certificate Holders                                    $     377,401.36  $     524,295.19  $     111,814.37  $      89,055.19
Compensating Interest                                              2,746.19          7,965.49              --                --

  Trustee Fee (Tx. Com. Bk.)                                         696.98          1,006.08            148.67            168.89
  Pool Insurance Premium (PMI Mtg. Ins.)                          14,154.14              --                --                --
  Pool Insurance (GE Mort. Ins.)                                       --                --            6,689.97          3,891.25
  Pool Insurance (United Guaranty Ins.)                                --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                         --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                            --                --                --                --
  Bond Manager Fee (Capstead)                                        804.21          1,117.86              --                --
  Excess Compensating Interest (Capstead)                              --                --            2,358.54            394.22
  Administrative Fee (Capstead)                                    2,278.63          3,726.23            465.02            562.99
  Administrative Fee (Other)                                           --                --                --                --
  Excess-Fees                                                          --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                            --                --              408.83            309.63
  Other                                                                --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                                Total Fees        17,933.96          5,850.17         10,071.03          5,326.98
                                                           ----------------  ----------------  ----------------  ----------------
 Servicing Fee                                                    16,753.67         22,023.61          5,574.96          3,648.49
 Interest on Accelerated Prepayments                                   --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                               Total Interest Distribution $     414,835.18  $     560,134.46  $     127,460.36  $      98,030.66
                                                           ================  ================  ================  ================
LOAN COUNT                                                              231               339                84                52
WEIGHTED AVERAGE PASS-THROUGH RATE                                 7.090433          7.142109           7.52118          7.909393

                                                                    EXHIBIT 28.1



CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JUL-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   1996-B            1996-C.1          1996-C.2          1996-C.3
                                                           ----------------  ----------------  ----------------  ----------------

BEGINNING SECURITY BALANCE                                 $  28,147,038.02  $   3,792,039.19  $   9,073,267.71  $   6,733,084.35
  Loans Repurchased                                                    --                --                --                --
  Scheduled Principal Distribution                                40,461.12          4,345.83         12,545.20          7,720.68
  Additional Principal Distribution                               45,105.43              5.63            253.57            668.50
  Liquidations Distribution                                    1,350,745.79              --                --          298,738.75
  Accelerated Prepayments                                              --                --                --                --
  Adjustments (Cash)                                                   --                --                --                --
  Adjustments (Non-Cash)                                               --                --                --                --
  Losses/Foreclosures                                                  --                --                --                --
  Special Hazard Account                                               --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                   Ending Security Balance $  26,710,725.68  $   3,787,687.73  $   9,060,468.94  $   6,425,956.42
                                                           ================  ================  ================  ================
INTEREST DISTRIBUTION:
Due Certificate Holders                                    $     174,050.10  $      25,522.69  $      59,349.68  $      41,677.30
Compensating Interest                                                  --                --                --                --

  Trustee Fee (Tx. Com. Bk.)                                         351.84             47.39             75.61             56.10
  Pool Insurance Premium (PMI Mtg. Ins.)                           7,606.74              --                --                --
  Pool Insurance (GE Mort. Ins.)                                       --            1,092.10              --                --
  Pool Insurance (United Guaranty Ins.)                                --                --                --            2,508.07
  Backup for Pool Insurance (Fin. Sec. Assur.)                       710.60              --                --                --
  Special Hazard Insurance (Comm. and Ind.)                            --                --                --                --
  Bond Manager Fee (Capstead)                                          --                --                --            1,592.76
  Excess Compensating Interest (Capstead)                          4,958.88              --                --              665.76
  Administrative Fee (Capstead)                                    1,172.78            189.61            188.99            278.26
  Administrative Fee (Other)                                           --                --                --                --
  Excess-Fees                                                          --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                          813.92             86.89              --              194.70
  Other                                                                --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                                                Total Fees        15,614.76          1,415.99            264.60          5,295.65
                                                           ----------------  ----------------  ----------------  ----------------
 Servicing Fee                                                     8,429.75          1,185.02          2,077.62          2,104.09
 Interest on Accelerated Prepayments                                   --                --                --                --
                                                           ----------------  ----------------  ----------------  ----------------
                               Total Interest Distribution $     198,094.61  $      28,123.70  $      61,691.90  $      49,077.04
                                                           ================  ================  ================  ================
LOAN COUNT                                                              104                18                47                32
WEIGHTED AVERAGE PASS-THROUGH RATE                                 7.420323          8.076717           7.84939          7.711781